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                                                                   EXHIBIT 10.63




                       MetLife Deferred Compensation Plan
                                                                            2002










                              For Outside Directors




                                   MetLife(R)
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DEFERRED COMPENSATION
PLAN FOR OUTSIDE DIRECTORS

THIS BROCHURE DESCRIBES THE DEFERRED COMPENSATION PLAN EFFECTIVE
JANUARY 1, 2002



The MetLife Deferred Compensation Plan for Outside Directors provides you with the opportunity to defer receipt of your Director Fees to a later date, reducing gross income in the year of the deferral for purposes of federal and most state income taxes. A MetLife Plan Committee administers the Plan. This booklet will serve as the plan document.



QUESTIONS?

Nonqualified Plan Services
Sandra Lukowsky
Phone: (877) 855-NQPS (6777)
Fax: (314) 444-0428
E-mail: slukowsky@genam.com




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







                            SUMMARY TABLE OF CONTENTS



                                                                              PAGE

 Eligibility                                                                   1

 Making a Deferral Election                                                    2

 Deferred Compensation Accounts                                                3

 Fund Options                                                                  4

 Fund Objectives                                                               5-6

 Distribution of Funds                                                         7-8

 Beneficiary Designations & Miscellaneous                                      9-11

 Questions and Answers                                                         12-13





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ELIGIBILITY

All members of the Board of Directors of MetLife, Inc and the Metropolitan Life Insurance Company ["Company"] who are not also active employees of MetLife, Inc., Metropolitan Life Insurance Company, Metropolitan Property and Casualty, or any of its subsidiaries are eligible to participate in this Plan. Eligible Directors who are elected to the Board prior to October 1 of a given year may, within 30 days, elect to defer future Eligible Fees, as defined below excluding the Retainer Fee, for the remainder of the current year.

ELIGIBLE FEES

An eligible Director may elect to defer receipt of all or a portion of the compensation fees paid during any year provided that the amount to be deferred is $10,000 or more. The fees include:



o        Retainer Fee,

o        Meeting Fees,

o        Committee Chairperson Fees,

o        Stock grants or any other equity compensation, and

o        Any other Board-related fees which may be payable.



The amount deferred will be credited to the deferral account at the end of the month in which the fees would otherwise have been paid.






                                       1
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MAKING A
DEFERRAL ELECTION

An eligible Director may make an annual deferral election no later than the due date specified on the election form. This due date will be prior to the year in which the deferred fees would have been otherwise paid.

Deferral of Fees will begin in January and end in December of the year following the deferral election.



IN ADDITION TO INDICATING THE AMOUNT TO BE DEFERRED, YOU MUST ALSO DECIDE:

o THE INVESTMENT OPTION -Earnings (gains or losses) will be credited to the Director's accounts in accordance with the performance of the Funds selected. Investment choices may be changed up to six times per year, as provided in the Fund Options section.

o THE DISTRIBUTION DATE -This cannot be less than three years after the year of deferral. Once you have designated a distribution date, this decision cannot be changed, except as otherwise provided in the Distribution of Funds section.

o THE DISTRIBUTION METHOD -Payment may be in a single lump sum, or up to fifteen annual installments. Once you have designated a distribution method, this decision cannot be changed, except as otherwise provided in the Plan. Refer to the Distribution of Funds section of this document for more information on distributions.












                                       2
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DEFERRED COMPENSATION
ACCOUNTS

An account will be established for the annual deferrals of each Director in the Deferred Compensation Plan. These accounts are unfunded, meaning any amounts credited to the accounts will be solely for record-keeping purposes and will not be considered to be held in trust or in escrow or in any way vested to the participant.

The maintenance of such account will not give you any right or security interest in any asset of MetLife. Any asset invested by MetLife in connection with this plan shall at all times be subject to the claims of the general creditors of MetLife. Your deferral amounts are also subject to the claims of the general creditors of MetLife.

The amount deferred will be credited to the deferral account at the end of each period in which the fees would otherwise have been paid. Your account will be credited with investment income and losses, which will reflect the actual experience of the funds selected. The available funds are described in the Fund Objective section of this booklet. It is within the discretion of the Company whether actual investment of your deferrals is made according to your stated preferences. However, the funds you select will be used as a device for determining investment returns to your account. Your investment returns will "mirror" the actual performance of the funds you choose.

Your deferrals are subject to investment risk. As with any investment, if the returns on the funds you choose are positive, your account balance will grow. If the returns are negative, your account balance will diminish. Please review the investment objectives of the various funds before making your decision.



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FUND OPTIONS

PARTICIPANTS MAY CHOOSE AMONG THE FOLLOWING INVESTMENT FUND OPTIONS:



ACTIVELY MANAGED FUNDS                                        MARKET INDEX OPTIONS
----------------------                                        --------------------
MetLife SIP Fixed Income Fund                                 S&P 500
Loomis Sayles Bond Fund                                       Russell 2000(R)
Oakmark Fund                                                  NASDAQ Composite
MetLife SIP Small Company Stock Fund                          MSCI-EAFE(R)
Oakmark International Portfolio                               Lehman-Brothers Aggregate
                                                              Merrill Lynch US HighYield Master II
                                                              MSCI Emerging Market Free Index

See the Fund Objectives section for information about the investment options, including investment objectives.

Elections must be made in multiples of 5%. The director may change investment choices up to six times each year, by contacting Nonqualified Plan Services at
(877) 855-6777 or fax (314) 444-0428. The changes will be made as of the business day your written request is received, if received before the close of the market for that day or as of the next business day, if received after the close of the market for that day. You will receive a confirmation statement within two weeks.

MetLife (or its successor) retains the discretion to change or eliminate any or all of the available investment options and to unilaterally impose any other measure of earnings, which the Company deems to be appropriate. MetLife (or its successor) also retains the discretion to amend or eliminate the procedure for making investment elections.







                                       4
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FUND OBJECTIVES


ACTIVELY MANAGED FUNDS

Following are brief descriptions of the investment objectives of each of the actively managed Funds:

    METLIFE SIP FIXED INCOME FUND

       This portfolio seeks to achieve the highest possible current income consistent with the preservation of capital and predictable growth through a guaranteed interest rate by investing in Guaranteed Interest Contracts or similar contracts.

    LOOMIS SAYLES BOND FUND

       This portfolio seeks to achieve high total return through current income and capital appreciation, by investing primarily in debt securities including convertibles. At least 65% of its total assets will normally be invested in bonds. Up to 35% of its assets may be invested in securities of below investment-grade quality, and up to 20% of assets may be invested in preferred stocks. SEE NOTE 1, on next page.

    OAKMARK FUND

       This portfolio seeks to achieve high total return through long-term growth of capital appreciation by investing primarily in equity securities. Up to 25% of its total assets may be invested in securities of non-U.S. issuers, but no more than 5% of assets are expected to be invested in emerging markets.

    METLIFE SIP SMALL COMPANY STOCK FUND

       This portfolio seeks to achieve high total return through long-term growth of capital appreciation by investing in the stocks of small U.S. companies with strong growth potential. SEE NOTE 2, on next page.

    OAKMARK INTERNATIONAL PORTFOLIO

       This portfolio seeks to achieve high total return through long-term growth of capital appreciation by investing in the stocks of international equity securities of mature markets, less developed markets, and in selected emerging markets. There are no limits on the geographic asset distribution. At least 65% of its total assets will normally be invested in non-U.S. issuers. SEE NOTE 3, on next page.






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


MARKET INDEX OPTIONS

The investment objective of each of these Funds is to seek to match the performance of its index.

    S&P 500 INDEX

       An index of the 500 largest capitalized stocks in the United States that is widely recognized as a guide to the overall health of the U.S. stock market.

    RUSSELL 2000(R)

       This Index measures stock performance of 2000 smaller U.S. companies with market capitalization under $1.5 billion. SEE NOTE 2.

    NASDAQ COMPOSITE INDEX

       A market capitalization-weighted index that is designed to represent the performance of the National Market System which includes over 5,000 stocks traded only over-the-counter and not on an exchange. SEE NOTE 4.

    MSCI-EAFE INDEX(R)

       The Morgan Stanley Capital International Europe, Australasia, Far East Index; a widely recognized benchmark of the world stock markets (excluding the United States). SEE NOTE 3.

    LEHMAN-BROTHERS AGGREGATE BOND INDEX

       A benchmark index made up of the Lehman Brothers Government/Corporate Bond Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index, including securities that are investment-grade quality or higher; have at least one year to maturity, and have an outstanding par value of at least $100 million.

    MERRILL LYNCH US HIGH YIELD MASTER II

       This Index is composed of below grade debt securities, including convertibles. SEE NOTE 1.

    MSCI EMERGING MARKET FREE INDEX

       The MSCI Emerging Markets Free Index measures the performance of stocks of companies in emerging countries in four major regions: Asia, Latin America, Eastern Europe and the Middle East/Africa. SEE NOTE 3.

There is no guarantee that any fund will achieve its objective.

   Note 1 - Lower rated high yield, high-risk securities generally involve more credit risk. These securities may also be subject to greater market price fluctuations than lower yielding higher rated debt.

   Note 2 - Investments in small capitalization and emerging growth companies involve greater than average risk. Such securities may have limited marketability and the issues may have limited product lines, markets and financial resources. The value of such investments may fluctuate more widely than investments in larger more established companies.

   Note 3 - International stocks contain additional risks that are not associates with U.S. domestic issues, such as changes in currency exchange rates, different governmental regulations, economic conditions and accounting standards.

   Note 4 - This index is weighted in technology issues. The technology industry can be significantly affected by obsolescence, short product cycles, falling profits, and prices, and competition from new market participants. A choice that is weighted in one sector is more volatile than those that diversify across many industry sectors.

DISTRIBUTION OF FUNDS


WHEN FUNDS ARE DISTRIBUTED

When completing your election you must designate when payment of your deferred account will commence and the duration of the payment period. Payment of each year's deferral will begin on the earlier of:

(A) no more than 60 days following termination of service as a MetLife Director, or

(B) on a specific date chosen by the Director, or at some other point in time as specifically approved by the Plan Committee.

The earliest date that a Director can choose is January following the third year after the deferral was made. For example, the 2002 deferral account cannot be distributed before the month of January 2006. Actual payment will be made as early as practical during the selected month.


TAXES

Payments are subject to such deductions as may be required in accordance with all federal, state, and local tax laws and regulations.


FORM OF PAYMENT

The Plan participant may choose to receive each account balance in a lump sum. For each account that has a balance of at least $10,000, you may also choose to receive the balance in annual installments up to 15 years. Each annual installment will be a fraction of the account balance with one being the numerator and the denominator being the number of remaining payments. Therefore, if you elected to receive ten annual payments, the first payment is equal to 1/10th of the account balance. The second year is equal to 1/9th and so on until the final payment is made. The lump sum payment or first installment payment will be made as soon as practical following the event initiating the payment (specific date, retirement, etc.), but not more than 30 days after the event. The remaining annual installments will be made during the month of the anniversary of the event that initiated the first payment.

LOANS

No loans can be taken from your account.

HARDSHIP EXCEPTIONS

In the case of extreme hardship, amounts being deferred may be discontinued and/or payments of the amounts already deferred may be advanced at the discretion of the Plan Committee. However, the total amount of discontinuance or payment advanced cannot exceed the funds required to satisfy the financial consequences of the hardship.

Extreme hardship includes an unforeseeable or extraordinary occurrence or event caused by an event beyond the control of the Director, such as illness, accident or family problems resulting in a Director's financial need that cannot be met from other assets or normal sources of income.


ACCELERATED DISTRIBUTION FEATURE

You may submit a written request to the Committee for a lump sum distributions without a hardship, but you must withdraw the full account balance for all years you made deferrals under the Plan and there will be a 10% penalty forfeited to the Company. In addition, the distribution will be deemed to be taxable income. Future deferrals under the Plan will not be permitted until the Plan year commencing at least three years after the date of the distribution.


DEATH OF THE PARTICIPANT

In the event of participants death, the named beneficiary (as indicated in the Deferral Election Form) or the beneficiary's estate will receive the deferred account balance in a lump sum cash payment, as soon as practical.


REDEFERRAL FEATURE

A participant will have one opportunity to change the initial election regarding the form of payment and when payment will begin. At least 12 months prior to the date payment is scheduled to begin (or a shorter period as the Committee, in its sole discretion, may permit), the participant may elect to postpone payment to a later specified date or may specify a different form of payment.

BENEFICIARY DESIGNATIONS & MISCELLANEOUS


BENEFICIARY DESIGNATIONS

You may designate an individual, a trustee or your estate as beneficiary and you may change your beneficiary at any time. A beneficiary designation will be valid as of the date the request is received, and will apply to current and all prior year deferrals under this plan. If there is no valid beneficiary designation, or if no designated beneficiary survives the participant, the account balance at your death shall be paid as soon as practicable to your surviving spouse, and in the event you are not married at death, to your estate.


NONASSIGNABILITY

Neither the participant nor any designated beneficiary shall have any right to sell, assign, transfer, pledge or commute any rights under this Plan.


ADMINISTRATION

MetLife through a Plan Committee administers the Plan. The Committee will have full discretion to interpret and administer the Plan and its decision in any matter involving the interpretation and application of the Plan will be final and binding on all parties.


AMENDMENT AND TERMINATION

The Company reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at any time by action of its Board or by a written instrument executed by a duly authorized officer of the Company. No amendment can reduce the account credited to a participant under the Plan as of the amendment date, except to the extent that the participant agrees in writing to such reduction.

CHANGE OF CONTROL PROTECTION

You may designate that if there is a "Change of Control" (as defined below) of the MetLife enterprise and you leave the Company's employ for any reason within two years after the Change of Control, your entire account balance will be paid to you shortly after your termination date notwithstanding any election to the contrary.


"Change of Control." (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

       (i) any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the MetLife, Inc. representing 25% or more of the combined Voting Power of the MetLife, Inc.'s securities;

       (ii) within any 24-month period, the persons who were directors of the MetLife, Inc. at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the MetLife, Inc. (the "Board") or the board of directors of any successor to the MetLife, Inc.; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (a)(ii);

       (iii) the stockholders of the MetLife, Inc. approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the MetLife, Inc. which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the MetLife, Inc. immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of
              (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the MetLife, Inc. immediately prior to such Corporate Event; or

       (iv) any other event occurs which the Board declares to be a Change of Control.


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


(b) Person. For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (x) the MetLife, Inc. or any Affiliate, (y) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (z) any employee benefit plan (including an employee stock ownership plan) sponsored by the MetLife, Inc. or any Affiliate.

(c) Voting Power. "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

(d) Affiliate. An "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the MetLife, Inc..

QUESTIONS AND
ANSWERS

WHAT IS THE DEFERRED COMPENSATION PLAN?

This Plan allows you to defer all or part of your future compensation as an Outside Member of the MetLife Board of Directors. Because this Plan does not cover any employees of MetLife, it is not subject to any of the provisions of the Employee Retirement Income Security Act (ERISA).

The primary advantage of this Plan is the deferral of income taxes. A disadvantage is that any amounts deferred will not be secured in a trust or escrow account. In order for the elected deferral to be recognized for tax purposes, the amounts deferred must remain subject to the claims of MetLife's general creditors.

WHY DO I HAVE TO MAKE A DEFERRAL ELECTION BEFORE I KNOW WHAT I WILL BE PAID?

The Internal Revenue Service (IRS) requires that an irrevocable election to defer income be made before the income is actually earned. Since payments of each year's deferral can not begin until the earlier of termination of service as a MetLife Director or a specific date (not before January of 2006), you may want to be conservative in your deferral amount. The minimum deferral amount is $10,000. When you make an election, you must specify the amount to be deferred, the distribution date and the method of distribution.

The deferral election must be made no later than the date specified on the election form for the fees that would have been otherwise paid in the following year.

AM I SUBJECT TO INCOME TAX ON DEFERRED COMPENSATION OR INTEREST WHEN I EARN IT?

No. As long as you make your deferral election before you earn the compensation you defer, you will not be considered to be in 'constructive receipt' of the amount deferred.

For federal income tax purposes, you will not be taxed until you receive this money. Most states follow this approach. However, you should consult your tax advisor regarding applicable state laws.

ARE DISTRIBUTIONS ELIGIBLE TO BE ROLLED OVER INTO AN IRA OR OTHER QUALIFIED
PLAN?

No. Because this is not a tax qualified plan under the Internal Revenue Code you cannot roll over your distributions into an IRA, another employer's qualified plan, or non-qualified plan. When electing a Plan distribution, we encourage you to seek professional tax advice to determine the best course of action for your financial circumstances.

IF I DIE, WILL ANY PAYMENTS TO MY BENEFICIARIES BE INCLUDED IN MY GROSS ESTATE FOR FEDERAL TAX PURPOSES?

Yes. Under current federal estate tax laws, the present value of your account balances at the time of your death will be included in your gross estate. If, however, your beneficiary is your spouse and the payments qualify for the estate tax marital deduction, in effect these amounts will not give rise to federal estate taxes. The federal estate tax law is scheduled to be repealed after 2009, but this repeal will expire at the end of 2010 unless Congress acts to extend the repeal. This creates an uncertain atmosphere for estate tax planning. You are strongly encouraged to seek the assistance of a professional estate planner.

HOW ARE PLAN PAYMENTS TO ME TAXED?

For federal tax purposes, payments are taxed as ordinary income when received. Because you are considered to be self-employed with regard to MetLife, Plan payments are subject to taxation under the Self Employment Contributions Act
(SECA) at the rate applicable in the year received. Any SECA tax due will depend on your personal financial situation, including the amount of FICA and SECA taxes paid by you with respect to other positions of employment you may have.

HOW ARE PLAN PAYMENTS TO MY BENEFICIARIES TAXED?

Payments are subject to ordinary income tax and SECA tax in the year received. Also, refer to the "Death of the Participant" in the Distribution of Funds section of this document for more information.

HOW DOES METLIFE FUND THE DEFERRED COMPENSATION ACCOUNTS?

The deferred compensation accounts established for each participant are unfunded. The accounts are solely for record-keeping purposes. MetLife has established a Rabbi Trust designed to support the deferred compensation and certain other programs with assets and change of control protection. The existence of the trust in no way guarantees payment to any participant. It is important to understand that, at all times, the Trust assets remain subject to the claims of MetLife's general creditors and are not secured against all contingencies, including the Company becoming insolvent.